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                                                                   EXHIBIT 12.01

                      RED ROOF INNS, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                        1995        1996          1997
                                                                  -----------   -----------  -----------
Income before income taxes and extraordinary item                 $    30,838   $    39,676  $    42,723

Fixed charges, excluding capitalized  interest                         55,016        45,984       50,288
                                                                  -----------   -----------  -----------

Earnings before fixed charges                                     $    85,854   $    85,660  $    93,011
                                                                  ===========   ===========  ===========

Fixed charges:
  Rent expense                                                    $    11,269   $    12,622  $    12,248
                                                                  ===========   ===========  ===========

  Portions of rent representative of an interest factor (1/3)     $     3,756   $     4,207  $     4,083

  Interest expense                                                     51,260        41,777       46,205
                                                                  -----------   -----------  -----------

  Fixed charges, excluding capitalized interest                        55,016        45,984       50,288
                                                                  ===========   ===========  ===========

   Capitalized interest                                                 1,547         2,841        2,846
                                                                  -----------   -----------  -----------

        Total fixed charges                                       $    56,563   $    48,825  $    53,134
                                                                  ===========   ===========  ===========

Ratio of earnings to fixed charges                                     1.5 x        1.8 x        1.8 x


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